UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-220646

Maryland	81-4112948
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

 EXPLANATORY NOTE:

Item 8.01. Other Events

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Strategic Student & Senior Housing Trust, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated August 31, 2018, for the purpose of filing the financial statements and pro forma financial information with respect to the Registrant’s acquisition of a senior housing property with 286 units, comprised of independent living (201 units), assisted living (73 units) and memory care units (12 units) located in Portland, Oregon (the “Mt. Tabor Property”), from an unaffiliated third party, in accordance with Rule 3-14 and Article 11 of Regulation S-X.

Item 9.01. Financial Statements

In accordance with Rule 3-14 and Article 11 of Regulation S-X, we hereby file the following financial statements and pro forma financial information, respectively.

Independent Auditor’s Report

To the Board of Directors & Stockholders

Strategic Student & Senior Housing Trust, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “financial statement”) of the senior housing property located in Portland, Oregon (the “Mt. Tabor Property”) for the year ended December 31, 2017, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management of the seller of the Mt. Tabor Property is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 1 to the financial statement of the Mt. Tabor Property for the year ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A filed by Strategic Student & Senior Housing Trust, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Mt. Tabor Property’s revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ BDO USA, LLP

Costa Mesa, California

November 9, 2018

MT. TABOR Property

Statements of Revenues and Certain Operating Expenses

Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (Unaudited)

	Year Ended December 31, 2017	Six Months Ended June 30, 2018 (unaudited)
Revenues
Leasing and related revenues	$10,807,612	$5,525,717
Other revenues	1,902,474	914,582
Total revenues	12,710,086	6,440,299
Certain operating expenses
Property operating expenses	2,063,146	1,059,855
Salaries and related expenses	3,943,413	2,101,249
Marketing expense	122,613	64,227
Property insurance	121,894	54,637
Real estate taxes	483,886	252,002
Total certain operating expenses	6,734,952	3,531,970
Revenues in excess of certain operating expenses	$5,975,134	$2,908,329

See Notes to Statements of Revenues and Certain Operating Expenses.

MT. TABOR Property

Notes to Statements of Revenues and Certain Operating Expenses

Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (Unaudited)

Note 1 – Organization and basis of presentation

The financial statements include the revenues and certain operating expenses of the senior housing property located in Portland, Oregon (the “Mt. Tabor Property”). Strategic Student & Senior Housing Trust, Inc. (the “Company”, “we”, “us”, “our”) acquired the Mt. Tabor Property on August 31, 2018 for a purchase price of $92 million, plus closing costs and acquisition fees. The construction of the Mt. Tabor Property was constructed between 1992 and 2009. As of October 24, 2018, the property has begun development of 23 additional memory care units.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The financial statements are not representative of the actual operations of the Mt. Tabor Property for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Mt. Tabor Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and amortization expense, interest income, income taxes and certain other allocated corporate expenses not directly related to the operations of the Mt. Tabor Property. Therefore, the financial statements may not be comparable to a statement of operations for the Mr. Tabor Property after its acquisition by the Company.

Note 2 – Summary of significant accounting policies

Basis of accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

The statement of revenues and certain operating expenses for the six months ended June 30, 2018 is unaudited; however, management of the seller believes that all material adjustments of a normal, recurring nature considered necessary for a fair presentation of the interim statement of revenues and certain operating expenses have been included. The interim financial information does not necessarily represent or indicate what the operating results would be for a full year.

Revenue recognition

Rental revenue is recognized monthly pursuant to the agreements with our senior housing residents, which are cancellable with 30 days’ notice. Included in the base monthly lease fee are standard items (i.e. living accommodations, food services, activity programs, concierge services, etc.). Additionally, at our senior housing properties our property managers provide certain ancillary services to residents that are not contemplated in the lease agreement with each resident (primarily care services and to a lesser extent guest meals, etc.). These services are provided and paid for in addition to the standard items included in each resident lease. Such items are billed on a monthly basis and are generally due at the beginning of the month. The monthly lease fee and ancillary services are both recognized monthly as the performance obligation related to the services is complete.

The majority of our revenues are derived from lease and lease related revenues, and the majority of such revenue is not subject to the guidance in ASU 2014-09, as these revenues are accounted for pursuant to lease accounting guidance. Other revenues, which share the same pattern and timing as the lease component, are within the scope of ASU 2014-09 and are derived from service components which are recognized monthly as the performance obligation related to the service is completed. Other revenues for the year ended December 31, 2017 and the six months ended June 30, 2018 were approximately $1.9 million and $0.9 million, respectively.

Certain Operating Expenses

Certain operating expenses represent the direct expenses of operating the Mt. Tabor Property and consist primarily of cable and internet charges, utilities, real estate taxes, property insurance, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Mt. Tabor Property.

Use of estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results could differ materially from those estimates.

MT. TABOR Property

Notes to Statements of Revenues and Certain Operating Expenses

Year Ended December 31, 2017 and the Six Months Ended June 30, 2018 (Unaudited)

Advertising and marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 – Subsequent events

The Company has evaluated subsequent events through November 9, 2018 the date the financial statements were available to be issued.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018 has been prepared to give effect to the acquisition of the Mt. Tabor Property as if it was completed on June 30, 2018 by the Company.

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 gives effect to the acquisition of the Mt. Tabor Property (acquired on August 31, 2018) as if it were acquired on January 1, 2017 by the Company. It also gives effect to the acquisition of the Fayetteville Property (acquired on June 28, 2017) as if it were acquired on January 1, 2017, the Tallahassee Property (acquired on September 28, 2017) as if it were acquired on the completion of its construction in August of 2017 and the Salt Lake Properties (acquired on February 23, 2018) as if they were acquired on January 1, 2017.

The following Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 gives effect to the acquisition of the Mt. Tabor Property as if it were completed on January 1, 2017 by the Company. It also gives effect to the acquisitions of the Salt Lake Properties as if they were completed on January 1, 2017.

The following Unaudited Pro Forma Consolidated Financial Statements are based on the historical consolidated statements of the Company and the historical statements of operations of the acquisitions noted above.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018 sets forth the Company’s historical consolidated balance sheet which is derived from the Company’s consolidated balance sheet included in the Company’s Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s audited consolidated statement of operations included in its registration statement.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 sets forth the Company’s historical consolidated statement of operations which is derived from the Company’s consolidated statement of operations included in the Company’s Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018.

The information included in the “Fayetteville Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the acquisition’s historical results of operations for the period from January 1, 2017 through June 28, 2017.

The information included in the “Tallahassee Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the acquisition’s historical results of operations from the property completion date in August 2017 through September 28, 2017.

The information included in the “Salt Lake Properties Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 sets forth the acquisition’s historical statement of operations for the year ended December 31, 2017.  The information included in the “Salt Lake Properties Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 sets forth the acquisition’s historical results of operations for the period from January 1, 2018 through February 23, 2018.

The information included in the “Mt. Tabor Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations sets forth the acquisition’s historical statement of operations for the year ended December 31, 2017 as included in the accompanying Rule 3-14 of Regulation S-X of the Securities Exchange Commission Statement of Revenues and Certain Operating Expenses. The information included in the “Mt. Tabor Property Historical” column in the Unaudited Pro Forma Consolidated Statement of Operations sets forth the acquisition’s historical statement of operations for the six months ended June 30, 2018 as included in the accompanying Rule 3-14 Statement of Revenues and Certain Operating Expenses.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. These Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

The Unaudited Pro Forma Consolidated Financial Statements set forth below should be read in conjunction with the consolidated financial statements and related notes of the Company included in the SEC filings discussed above.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2018

	Strategic Student & Senior Housing Trust Inc. Historical Note(1)(2)	Mt. Tabor Property Acquisition Note(2)(3)		Strategic Student & Senior Housing Trust, Inc. Pro Forma
ASSETS
Real estate facilities:
Land	$14,992,000	$5,696,000	a	$20,688,000
Buildings	147,261,828	74,454,563	a	221,716,391
Site improvements	2,576,000	1,104,000	a	3,680,000
Furniture, fixtures & equipment	7,317,841	2,099,000	a	9,416,841
	172,147,669	83,353,563		255,501,232
Accumulated depreciation	(3,629,284)	—		(3,629,284)
Real estate facilities, net	168,518,385	83,353,563		251,871,948
Cash and cash equivalents	8,043,038	—		8,043,038
Restricted cash	396,032	233,749	b	629,781
Other assets	4,767,023	553,679	c	5,320,702
Intangible assets, net	5,737,806	9,549,000	a	15,286,806
Total assets	$187,462,284	$93,689,991		$281,152,275
LIABILITIES AND EQUITY
Debt, net	$116,107,520	$89,207,550	d	$205,315,070
Accounts payable and accrued liabilities	3,318,440	269,781	e	3,588,221
Due to affiliates	382,523	1,610,000	f	1,992,523
Distributions payable	558,690	—		558,690
Total liabilities	120,367,173	91,087,331		211,454,504
Commitments and contingencies
Redeemable common stock	1,470,554	—		1,470,554
Preferred equity in our Operating Partnership	610,637	2,602,660	g	3,213,297
Equity:
Strategic Student & Senior Housing Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at June 30, 2018	—	—		—
Class A Common stock, $0.001 par value; 315,000,000 shares authorized; 10,873,759 shares issued and outstanding at June 30, 2018	10,874	—		10,874
Class T Common stock, $0.001 par value; 315,000,000 shares authorized; none issued and outstanding at June 30, 2018	—	—		—
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; none issued and outstanding at June 30, 2018	—	—		—
Additional paid-in capital	83,545,043	—		83,545,043
Distributions	(4,536,960)	—		(4,536,960)
Accumulated deficit	(13,041,385)	—		(13,041,385)
Total Strategic Student & Senior Housing Trust, Inc. equity	65,977,572	—		65,977,572
Noncontrolling interests in our Operating Partnership	(963,652)	—		(963,652)
Total equity	65,013,920	—		65,013,920
Total liabilities and equity	$187,462,284	$93,689,991		$281,152,275

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2017

	Strategic Student & Senior Housing Trust, Inc. Historical Note(1)	Fayetteville Property Historical Note(2)	Tallahassee Property Historical Note(2)	Salt Lake Properties Historical Note(2)	Mt. Tabor Property Historical Note(2)	Pro Forma Adjustments Note(4)		Strategic Student & Senior Housing Trust, Inc. Pro Forma
Revenues:
Leasing and related revenues – student	$3,651,331	$2,156,806	$686,346	$—	$—	$—		$6,494,483
Leasing and related revenues – senior	—	—	—	12,371,663	12,710,086	—		25,081,749
Total revenues	3,651,331	2,156,806	686,346	12,371,663	12,710,086	—		31,576,232
Operating expenses:
Property operating expenses – student	1,336,168	826,781	110,063	—	—	177,333	h	2,450,345
Property operating expenses – senior	—	—	—	7,219,382	6,734,952	1,154,045	h	15,108,379
Property operating expenses – affiliates	135,163	—	—	—	—	669,927	i	805,090
General and administrative	579,034	—	—	—	—	—	j	579,034
Depreciation	1,254,849	—	—	—	—	5,558,412	k	6,813,261
Intangible amortization expense	2,532,360	—	—	—	—	11,033,804	k	13,566,164
Acquisition expenses – affiliates	2,310,020	—	—	—	—	(2,310,020)	l	—
Other property acquisition expenses	626,001	—	—	—	—	(626,001)	l	—
Total operating expenses	8,773,595	826,781	110,063	7,219,382	6,734,952	15,657,500		39,322,273
Operating income (loss)	(5,122,264)	1,330,025	576,283	5,152,281	5,975,134	(15,657,500)		(7,746,041)
Other income (expense):
Interest expense	(1,106,924)	—	—	—	—	(9,928,152)	m	(11,035,076)
Interest expense – debt issuance costs	(824,877)	—	—	—	—	(708,793)	n	(1,533,670)
Other	(8,145)	—	—	—	—	—		(8,145)
Net income (loss)	(7,062,210)	1,330,025	576,283	5,152,281	5,975,134	(26,294,445)		(20,322,932)
Less: Distributions to preferred unitholders in our Operating Partnership	(239,885)	—	—	—	—	(318,846)	o	(558,731)
Less: Accretion of preferred equity costs	(66,555)	—	—	—	—	(63,607)	o	(130,162)
Net loss attributable to the noncontrolling interest in our Operating Partnership	1,134,705	—	—	—	—	(1,078,130)	p	56,575
Net income (loss) attributable to Strategic Student & Senior Housing Trust, Inc. common stockholders	$(6,233,945)	$1,330,025	$576,283	$5,152,281	$5,975,134	$(27,755,028)		$(20,955,250)
Net loss per Class A share – basic and diluted	$(2.78)							$(6.90)
Net loss per Class T share – basic and diluted	$—							$—
Net loss per Class W share – basic and diluted	$—							$—
Weighted average Class A shares outstanding – basic and diluted	2,239,834							3,039,067	q
Weighted average Class T shares outstanding – basic and diluted	—							—
Weighted average Class W shares outstanding – basic and diluted	—							—

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2018

	Strategic Student & Senior Housing Trust, Inc. Historical Note(1)	Salt Lake Properties Historical Note(2)	Mt. Tabor Property Historical Note(2)	Pro Forma Adjustments Note(4)		Strategic Student & Senior Housing Trust, Inc. Pro Forma
Revenues:
Leasing and related revenues – student	$4,574,290	$—	$—	$—		$4,574,290
Leasing and related revenues – senior	4,347,079	1,805,955	6,440,299	—		12,593,333
Total revenues	8,921,369	1,805,955	6,440,299	—		17,167,623
Operating expenses:
Property operating expenses - student	1,887,815	—	—	—		1,887,815
Property operating expenses - senior	2,764,977	1,187,805	3,531,970	261,082	h	7,745,834
Property operating expenses – affiliates	380,669	—	—	322,522	i	703,191
General and administrative	839,413	—	—	—	j	839,413
Depreciation	2,374,435	—	—	1,489,646	k	3,864,080
Intangible amortization expense	4,469,833	—	—	3,130,438	k	7,600,272
Acquisition expenses – affiliates	91,198	—	—	(91,198)	l	—
Other property acquisition expenses	269,881	—	—	(269,881)	l	—
Total operating expenses	13,078,221	1,187,805	3,531,970	4,842,609		22,640,605
Operating income (loss)	(4,156,852)	618,150	2,908,329	(4,842,609)		(5,472,982)
Other income (expense):
Interest expense	(2,306,013)	—	—	(2,877,808)	m	(5,183,821)
Interest expense – debt issuance costs	(324,382)	—	—	(218,010)	n	(542,392)
Other	(32,849)	—	—	—		(32,849)
Net income (loss)	(6,820,096)	618,150	2,908,329	(7,938,427)		(11,232,044)
Less: Distributions to preferred unitholders in our Operating Partnership	(3,669)	—	—	(144,844)	o	(148,513)
Less: Accretion of preferred equity costs	(637)	—	—	(10,711)	o	(11,348)
Net loss attributable to the noncontrolling interest in our Operating Partnership	16,962	—	—	20,130	p	37,092
Net income (loss) attributable to Strategic Student & Senior Housing Trust, Inc. common stockholders	$(6,807,440)	$618,150	$2,908,329	$(8,073,852)		$(11,354,813)
Net loss per Class A share – basic and diluted	$(0.66)					$(1.11)
Net loss per Class T share – basic and diluted	$—					$—
Net loss per Class W share – basic and diluted	$—					$—
Weighted average Class A shares outstanding – basic and diluted	10,269,918					10,269,918
Weighted average Class T shares outstanding – basic and diluted	—					—
Weighted average Class W shares outstanding – basic and diluted	—					—

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2018 was derived from the Company’s unaudited consolidated balance sheet included in the Company’s Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2018.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 was derived from the Company’s audited consolidated statement of operations included in its registration statement.

The information included in the “Strategic Student & Senior Housing Trust, Inc. Historical” column of the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2018 was derived from the Company’s unaudited consolidated statement of operations included in the Company’s Report on Form 10-Q filed with the SEC for the period ended June 30, 2018.

Note 2. Acquisitions

2017 Acquisitions

Fayetteville Property

On June 28, 2017, we closed on one student housing property located in Fayetteville, Arkansas (the “Fayetteville Property”). The purchase price for the Fayetteville Property was $57 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds from a $29.5 million mortgage loan, an approximately $22.3 million bridge loan and a preferred equity investment in our operating partnership of $5.65 million. We paid our advisor an acquisition fee of approximately $1.1 million in connection with this acquisition.

The construction of the Fayetteville Property was completed in August 2016 and the initial leases commenced in August of 2016 for the 2016-2017 academic year.

Tallahassee Property

On September 28, 2017, we closed on one student housing property located in Tallahassee, Florida (the “Tallahassee Property”). The purchase price for the Tallahassee Property was $47.5 million, plus closing costs and acquisition fees, which we funded with a combination of net proceeds pursuant to a private offering, a $23.5 million term loan, and an approximately $17.6 million bridge loan. In addition, our sponsor previously funded approximately $1.01 million in acquisition and loan deposits related to the acquisition of the Tallahassee Property (the “Previously Funded Amounts”). On September 28, 2017, the Previously Funded Amounts were converted into preferred units in our Operating Partnership. Accordingly, the preferred investor received an additional 40,220 preferred units. We paid our advisor an acquisition fee of approximately $1.0 million in connection with this acquisition.

The construction of the Tallahassee Property was completed in August 2017 and the initial leases commenced in August of 2017 for the 2017-2018 academic year.

2018 Acquisitions

Salt Lake Properties

On February 23, 2018, we completed the acquisition of three assisted living senior housing communities located near Salt Lake City, Utah known as The Wellington, Cottonwood Creek, and The Charleston (collectively, the “Salt Lake Properties”). The aggregate purchase price for the Salt Lake Properties was $78.5 million. The acquisition was funded by three mortgage loans (one for each property) in the aggregate amount of $46.9 million from KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Utah Loans”), a $24.5 million bridge loan from KeyBank (the “Second Amended KeyBank Bridge Loan”) and the remaining portion was funded with the net proceeds from our Private Offering. We incurred acquisition and financing fees to our Advisor of approximately $1.6 million and $0.4 million, respectively, in connection with the acquisition and the related loans.

Mt. Tabor Property

On August 31, 2018, we closed on one senior housing property located in Portland (the “Mt. Tabor Property”). The purchase price for the Mt. Tabor Property was $92.0 million, plus closing costs and acquisition fees, which we funded with approximately $63.2 million from KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Portland Loan”), a $27.0 million bridge loan from KeyBank and the remaining portion was funded with the issuance of preferred units in our Operating Partnership. We incurred acquisition fees to our Advisor of approximately $1.6 million in connection with the acquisition.

Debt Summary

JPM Mortgage Loan

On June 28, 2017, we, through our Operating Partnership and a property-owning special purpose entity (the “JPM Borrower”) wholly-owned by our Operating Partnership, entered into a $29.5 million mortgage loan (the “JPM Mortgage Loan”) with Insurance Strategy Funding IX, LLC (the “JPM Lender”) for the purpose of funding a portion of the purchase price for the Fayetteville Property.

The JPM Mortgage Loan has a term of seven years and requires payments of interest only for such period, with the principal balance due upon maturity (July 1, 2024). The JPM Mortgage Loan bears interest at a fixed rate of 4.20%. The JPM Mortgage Loan may be prepaid at any time, upon 30 days’ written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last 90 days of the term of the loan, no prepayment penalty will be required.

We and H. Michael Schwartz, our Chief Executive Officer (our “CEO”), serve as non-recourse guarantors pursuant to the terms and conditions of the JPM Mortgage Loan. The non-recourse guaranty of our CEO will expire, upon request, and be of no further force and effect at such time as we have: (1) a net worth (as defined in the agreement) equal to or greater than $40 million; and (2) liquidity (as defined in the agreement) equal to or greater than $3 million. Once the non-recourse guaranty of our CEO expires, the net worth and liquidity standards under the JPM Mortgage Loan will be ongoing for the remainder of the term of the JPM Mortgage Loan.

The JPM Mortgage Loan contains a number of other customary terms and covenants. The JPM Borrower maintains separate books and records and its separate assets and credit (including the Fayetteville Property) are not available to pay our other debts.

Nationwide Loan

On September 28, 2017, we, through a property-owning special purpose entity (the “Nationwide Borrower”) wholly-owned by our Operating Partnership, entered into a $23.5 million loan (the “Nationwide Loan”) with Nationwide Life Insurance Company (“Nationwide”) for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Nationwide Loan is secured by a first mortgage on the Tallahassee Property. The Nationwide Loan matures on October 1, 2024 and requires payments of interest only for such period, with the principal balance due upon maturity.

The Nationwide Loan bears interest at a fixed rate of 3.84%. The Nationwide Loan may be prepaid at any time, upon 30 days’ prior written notice, in whole but not in part, subject to payment of a prepayment penalty. If the prepayment occurs during the last six months of the term of the loan, no prepayment penalty will be required.

We and an entity controlled by our CEO originally served as non-recourse guarantors pursuant to the terms and conditions of the Nationwide Loan. The non-recourse guaranty of the entity controlled by our CEO expired as of April 2018.

The Nationwide Loan contains a number of other customary terms and covenants. The Nationwide Borrower maintains separate books and records and its separate assets and credit (including the Tallahassee Property) are not available to pay our other debts.

Freddie Mac Utah Loans

On February 23, 2018, we, through three property-owning special purpose entities wholly-owned by us (the “Freddie Mac Borrowers”), entered into three separate mortgage loans for an aggregate amount of $46.9 million (the “Freddie Mac Utah Loans”) with KeyBank National Association as a Freddie Mac Multifamily Approved Seller/Servicer (the “Freddie Mac Lender”) for the purpose of funding a portion of the aggregate purchase price for the three properties (the “Salt Lake Properties”) we acquired.

The Freddie Mac Utah Loans have a term of 10 years, with the first two years being interest only and a 30-year amortization schedule thereafter, and bear interest at a fixed rate of 5.06%. The Freddie Mac Utah Loans are cross-collateralized and cross-defaulted with each other such that a default under one loan would cause a default under the other Freddie Mac Utah Loans.

The loans also contain a number of other customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans. The Freddie Mac Borrowers maintain separate books and records and their separate assets and credit (including the Salt Lake Properties) are not available to pay our other debts.

Each Freddie Mac Utah Loan is secured under a multifamily deed of trust, assignment of rents and security agreement from the respective Freddie Mac Borrower in favor of the Freddie Mac Lender, granting a first priority mortgage on the respective property in favor of the Freddie Mac Lender.

We serve as non-recourse guarantors pursuant to the terms and conditions of the Freddie Mac Utah Loans. During the term of the Freddie Mac Utah Loans, we are required to maintain a net worth equal to or greater than $15 million and an initial liquidity requirement equal to or greater than $4.8 million. Once the Second Amended KeyBank Bridge Loan (defined below) is paid in full, the liquidity requirement will be reduced to $3 million.

Freddie Mac Portland Loan

On August 31, 2018, we, through the Borrower, entered into a mortgage loan (the “Freddie Mac Portland Loan”) in the amount of $63.2 million for the purpose of funding a portion of the purchase price for the Mt. Tabor Property.

The Freddie Mac Portland Loan has a term of 10 years, with the first four years being interest only and a 30-year amortization schedule thereafter, and bears interest at a fixed rate of 4.86%. The Freddie Mac Portland Loan contains a number of customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans.

The Freddie Mac Portland Loan is evidenced by a multifamily note (the “Freddie Mac Portland Note”), and it is secured under a multifamily deed of trust, assignment of rents and security agreement (the “Deed of Trust”) from the Borrower in favor of the KeyBank, granting a first priority mortgage on the Mt. Tabor Property in favor of KeyBank.

We serve as a non-recourse guarantor pursuant to the terms and conditions of the Freddie Mac Portland Loan (the “Freddie Mac Guaranty”). During the term of the Freddie Mac Portland Loan, we are required to maintain a net worth equal to or greater than $18.96 million and an initial liquidity requirement equal to or greater than $6.32 million. Once the Portland Bridge Loan is paid in full and the memory care expansion is complete, the liquidity requirement will be reduced to $4.8 million. We are able to reduce each of the foregoing liquidity requirements by an additional amount equal to the amount of the 12-month trailing cash flows of our properties, up to a maximum reduction of $1.5 million.

KeyBank Bridge Loans

On June 28, 2017, we, through our Operating Partnership, along with our CEO and an entity controlled by him (the “KeyBank Bridge Borrowers”), entered into a bridge loan with KeyBank National Association (“KeyBank”) in an amount of approximately $22.3 million (the “KeyBank Bridge Loan”) for the purpose of funding a portion of the purchase price for the Fayetteville Property. The KeyBank Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.23%. On September 5, 2017, we paid off the KeyBank Bridge Loan with proceeds from our private offering.

On September 28, 2017, the KeyBank Bridge Borrowers and KeyBank entered into an amended and restated credit agreement for the KeyBank Bridge Loan (the “Amended KeyBank Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $17.6 million for the purpose of funding a portion of the purchase price for the Tallahassee Property. The Amended KeyBank Bridge Loan had a variable interest rate, which was based on 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.24%. On November 15, 2017, we paid off the Amended KeyBank Bridge Loan with proceeds from our private offering.

On February 23, 2018, the KeyBank Bridge Borrowers and KeyBank entered into a second amended and restated credit agreement for the KeyBank Bridge Loan (the “Second Amended KeyBank Bridge Loan”) in which the KeyBank Bridge Borrowers borrowed $24.5 million for the purpose of funding a portion of the aggregate purchase price for the Salt Lake Properties. As of June 30, 2018, this loan had an outstanding balance of approximately $17.8 million. We have guaranteed full repayment of the Second Amended KeyBank Bridge Loan.

The Second Amended KeyBank Bridge Loan matures on February 23, 2019, which may be extended to August 23, 2019 as long as we pay a fee equal to 0.50% of the outstanding principal balance of the loan at the time of such extension and certain other terms are met, such as there has not been an event of default. The Second Amended KeyBank Bridge Loan bears interest at a rate of 1-month Libor plus 400 basis points, resulting in an initial interest rate of approximately 5.61%.

Concurrent with our entry into the Freddie Mac Portland Loan, the KeyBank Bridge Borrowers and KeyBank entered into a first credit agreement supplement and amendment (the “Portland Bridge Loan”) to our Second Amended KeyBank Bridge Loan and together with the Portland Bridge Loan, (the “Full KeyBank Bridge Loan”). Pursuant to the terms of the Portland Bridge Loan, the Second Amended KeyBank Bridge Loan was amended to add two additional tranches: (i) an initial loan of $27 million (the “Portland Initial Loan”) and (ii) a delayed draw commitment of up to $14 million (the “Portland Delayed Draw Commitment”). The KeyBank Bridge Borrowers utilized the Portland Initial Loan for the purpose of funding a portion of the purchase price for the Mt. Tabor Property. We intend to use the Portland Delayed Draw Commitment primarily to fund the costs and expenses associated with the memory care expansion.

The Portland Bridge Loan matures on August 31, 2019, which may be extended to April 30, 2020 as long as we pay a fee equal to 0.50% of the outstanding principal balance of the Portland Bridge Loan at the time of such extension and certain other customary terms and conditions are met. The Portland Bridge Loan bears the same interest rate as the Second Amended KeyBank Bridge Loan, which was at a variable rate of approximately 6.10% as of August 31, 2018. With respect to the Portland Delayed Draw Commitment, we are required to pay, on a quarterly basis, an unused commitment fee equal to 0.35% per annum of the average daily unused amount of the Portland Delayed Draw Commitment.

Pursuant to the Portland Bridge Loan, the security for the Second Amended KeyBank Bridge Loan was amended such that the Full KeyBank Bridge loan is additionally secured by a pledge of distributions and other rights with respect to the equity interests in the subsidiaries that have a fee or leasehold interest in the Mt. Tabor Property. The KeyBank Bridge Borrowers are required to apply 100% of the net proceeds from certain capital events, as defined in the Second Amended KeyBank Bridge Loan, and apply the net proceeds from the issuance of equity interests in us, including the net proceeds from our public offering, to the repayment of the Full KeyBank Bridge Loan. Unless KeyBank otherwise consents, until the Portland Bridge Loan is repaid, we are required to defer payment of (i) acquisition fees otherwise payable to our Advisor and sponsor and (ii) in the event of a default, asset management fees otherwise payable to our Advisor. The Portland Bridge Loan imposes certain covenant requirements on us and the other parties to the Portland Bridge Loan, which, if breached, could result in an event of default. In connection with the foregoing, we also amended the previously executed note in order to evidence the Full KeyBank Bridge Loan (the “KeyBank Note”), and we also entered into an Omnibus Amendment and Reaffirmation of Loan Documents (the “Omnibus Amendment”). As a result of the Omnibus Amendment, we continue to serve as a guarantor pursuant to the terms and conditions of the Full KeyBank Bridge Loan.

As of August 31, 2018, the outstanding balance on the Full KeyBank Bridge Loan was approximately $41.5 million. We expect such outstanding balance to (i) increase as we begin to draw upon the Portland Delayed Draw Commitment for the memory care expansion and (ii) decrease as we apply the net proceeds from our public offering or proceeds from the issuance of additional preferred units in our Operating Partnership.

Portland Memory Care Expansion

As of October 24, 2018 we began construction on the memory care expansion. Prior to commencement, however, we were required to obtain lender consent under the Freddie Mac Portland Loan. As a condition to this consent: (i) we deposited 25% of the anticipated costs of completion of the memory care expansion, or approximately $2.5 million, into an escrow reserve to be held until the memory care expansion is complete; and (ii) we provided evidence of available funds sufficient to cover the anticipated costs of completion, or approximately $10 million. We intend to utilize the Portland Delayed Draw Commitment to continue to satisfy the ongoing financial requirements. In addition, we have executed a guaranty under the Freddie Mac Portland Loan to guaranty the completion of the memory care expansion.

Note 3. Unaudited Consolidated Balance Sheet – Pro Forma Adjustments

(a)

The Company recorded the cost of tangible assets and identified intangibles assets (in-place market leases) acquired in the Mt. Tabor Property based on their estimated fair values. The purchase price allocation included above is preliminary and therefore, subject to change upon the completion of our analysis of appraisals and other information related to the acquisition.

We have accounted for acquisitions in accordance with accounting guidance which requires that we allocate the purchase price of the property to the tangible and intangible assets acquired and the liabilities assumed based on estimated relative fair values. This guidance requires us to make significant estimates and assumptions, including fair value estimates, which requires the use of significant unobservable inputs as of the acquisition date. The value of the tangible assets, consisting of land and buildings, is determined as vacant. Substantially all of the leases in-place at acquired properties are at market rates, as the majority of the leases are one year or less. We also consider whether in-place market leases represent an intangible asset. We do not expect to have intangible assets for the value of tenant relationships.

(b)	Represents tax and insurance impounds required by the Freddie Mac Portland Loan which were paid at closing.
(c)

Represents approximately $1.2 million in loan fees, escrow receivables and prepaid property insurance and other prepaid expenses paid at closing, partially offset by the application of approximately $0.6 million of deposits associated with the Mt. Tabor Property and the Freddie Mac Portland Loan.

(d)

Reflects the proceeds of $63.2 million and approximately $27.0 million, respectively, from the Freddie Mac Portland Loan and the Portland Initial Loan offset by debt issuance costs of approximately $1.0 million incurred in conjunction with obtaining the debt.

(e)	Represents the following obligations assumed in the acquisition of the Mt. Tabor Property: accrued property taxes of approximately $88,000 and other liabilities of approximately $182,000.
(f)	Represents the acquisition fees due to SSSHT Advisor, LLC, (our “Advisor”) upon the closing of the Mt. Tabor Property.
(g)

Reflects preferred equity units issued in our Operating Partnership used to fund the acquisition of the Mt. Tabor Property. Included in our June 30, 2018 historical column are, $0.5 million and $0.1 million of preferred equity units issued in our Operating Partnership that were used to fund an earnest money deposit and loan application deposit for the acquisition of the Mt. Tabor Property.

Note 4. Consolidated Statements of Operations – Pro Forma Adjustments

Acquisitions requiring financial statements in accordance with Rule 3-14 and Article 11 of Regulation S-X and our Fayetteville Property have been shown separately in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and the six months ended June 30, 2018.

(h)

Adjustments represent property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner. Property tax adjustments for the periods ended December 31, 2017 and June 30, 2018 are approximately $0.2 million and approximately $3,000 as a result of the corresponding change in the property’s assessed value. The adjustments also reflect the property management fee to be paid to the third party property managers of approximately $1.2 million and $0.3 million for the periods ended December 31, 2017 and June 30, 2018, respectively. The monthly fee is equal to the greater of 3% of gross receipts or $6,000 for the Fayetteville Property and Tallahassee Property, 5% of gross receipts for the Salt Lake Properties and 4% of gross receipts for the Mt. Tabor Property.

(i)

Our Advisor was contractually entitled to a monthly asset management fee of one-twelfth of 0.65% of total average asset values, as defined in the advisory agreement; however, our Advisor waived one half of this fee until May 1, 2018, resulting in a monthly asset management fee to the property of one-twelfth of 0.325%. As such the adjustment of the fee is approximately $0.7 million for the period ended December 31, 2017. After May 1, 2018 this monthly fee changed to one-twelfth of 0.625% of total average asset values. As such the adjustment of the fee is approximately $0.3 million for the period ended June 30, 2018.

(j)

The unaudited pro forma consolidated financial statements do not include any additional corporate general and administrative expenses expected to be incurred to operate the Company as such expenses are not yet known or factually supportable. We expect that such additional costs could include items such as legal, accounting, insurance, investor relations, payroll and other general and administrative expenses.

(k)

The adjustments for the period ended December 31, 2017 reflect the Fayetteville Property depreciation and amortization for the period from January 1, 2017 through the June 28, 2017 acquisition date, the depreciation and intangible amortization expense resulting from the acquisition of the Tallahassee Property subsequent to the completion date of the property in August 2017 through the September 28, 2017 acquisition date, as well as the depreciation and amortization expense for all of 2017 resulting from the acquisition of the Salt Lake Properties and the Mt. Tabor Property.

The adjustments for the period ended June 30, 2018 reflect the Salt Lake Properties depreciation and amortization for the period from January 1, 2018 through the February 23, 2018 acquisition date, as well as the depreciation and amortization expense for the six months ended June 30, 2018 from the acquisition of the Mt. Tabor Property.

As of the periods ended December 31, 2017 and June 30, 2018 depreciation and amortization expense for the Mt. Tabor Property was approximately $7.6 million and $3.8 million, respectively. Depreciation and amortization expense for the Mt. Tabor Property is based on a preliminary purchase price allocation of approximately $5.7 million to land, approximately $1.1 million to site improvements, approximately $2.1 million to furniture, fixtures and equipment, approximately $74.5 million to building, and approximately $9.5 million to intangible assets. Depreciation expense on the purchase price allocated to building was recognized using the straight-line method over a 40 year life, the depreciation for the site improvements was recognized using the straight-line method over a 10-year life and the depreciation for furniture, fixtures and equipment was recognized using the straight-line method over a 5-year life. Amortization expense on the purchase price allocated to intangible assets was recognized using the straight-line method over its estimated benefit period of 22 months. The purchase price allocation of the Mt. Tabor Property is preliminary and therefore depreciation and amortization expense is preliminary and is subject to change.

(l)

Historical property acquisition expenses attributable to the 2017 and 2018 property acquisitions have been excluded from the Pro Forma Consolidated Statement of Operations because they are non-recurring costs attributable to these acquisitions.

(m)	Adjustments for the period ended December 31, 2017 reflect interest expense as of the date of acquisition on the:
•	Fayetteville Property debt for the period from January 1, 2017 through June 28, 2017, for the JPM Mortgage Loan and KeyBank Bridge Loan at a rate of 4.20% and 5.23%, respectively.
•

Tallahassee Property debt for the period subsequent to the completion of the Tallahassee Property of August of 2017 through September 28, 2017, for the Nationwide Loan and Amended KeyBank Bridge Loan at a rate of 3.84% and 5.24%, respectively.

•

Salt Lake Properties debt as if they had been outstanding in full for the year ended December 31, 2017, for the Freddie Mac Utah Loan and the Second Amended KeyBank Bridge Loan at a rate of 5.06% and 5.61%, respectively.

•

Mt. Tabor Property debt as if it had been outstanding in full for the year ended December 31, 2017, for the Freddie Mac Portland Loan and the Portland Bridge loan at a rate of 4.84% and 6.10%, respectively.

Adjustments for the period ended June 30, 2018, reflect interest expense as of the date of acquisition on the:

•

Salt Lake Properties debt for the period from January 1, 2018 through the February 23, 2018 acquisition date, for the Freddie Mac Utah Loan and the Second Amended KeyBank Bridge Loan at a rate of 5.06% and 5.61%, respectively.

•

Mt. Tabor Property debt as if it had been outstanding in full for the six months ended June 30, 2018, for the Freddie Mac Portland Loan and the Portland Bridge loan at a rate of 4.84% and 6.10%, respectively.

The variable rate loans bear interest based on a floating interest rate of 4.00% plus one month LIBOR. If the underlying floating rate were to increase or decrease by 1/8 percent from the initial rate, the effect on income would be approximately $82,000 for the year ended December 31, 2017 and approximately $21,000 for the six months ended June 30, 2018.

(n)	Represents the amortization of debt issuance costs from the loans used to finance the debt noted above using the effective interest method.
(o)

Adjustments for the year ended December 31, 2017, reflect distributions on preferred units and accretion of preferred equity costs for the issuance of preferred units in our Operating Partnership for the use in the following acquisitions:

•	Fayetteville Property for the period from January 1, 2017 through June 28, 2017.
•	Tallahassee Property for the period from August 1, 2017 through September 28, 2017.
•	Mt. Tabor Property for the full year ended December 31, 2017.

Adjustments for the period ended June 30, 2018, reflect distributions on preferred units and accretion of preferred equity costs for the issuance of preferred units in our Operating Partnership for the use in the acquisition of the Mt. Tabor Property for the full six months ended June 30, 2018.

(p)

Noncontrolling interest is adjusted based on the additional pro forma losses and pro forma equity outstanding, allocated based on outstanding units in our Operating Partnership for the periods ended December 31, 2017 and June 30, 2018.

(q)	Represents shares issued in order to generate cash needed to acquire pro forma properties as if completed on January 1, 2017.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic STUDENT & SENIOR HoUSING TRUST, Inc.

Date: November 9, 2018	By:	/s/ Michael O. Terjung
Michael O. Terjug
Chief Financial Officer and Treasurer